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CUSIP No.     89589P304              13G                     Page  7 of 10 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                February 14, 1997



         MORGAN STANLEY GROUP INC. and VAN KAMPEN AMERICAN CAPITAL ASSET

        MANAGEMENT INCORPORATED, hereby agree that, unless differentiated, this
        Schedule 13G is filed on behalf of each of the parties.


            VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT INCORPORATED

   BY:         /s/ Donald P. Ryan
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            Donald P. Ryan/ Vice President Morgan Stanley Asset Management Inc.


            MORGAN STANLEY GROUP INC.

   BY:
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            Morgan Stanley Group Inc.
            Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated